NEWS RELEASE

Draft#4, October 19, 2004
CONTACTS:	Gary S. Maier/Sophie Xu
Maier & Company, Inc.
(310) 442-9852

SMALL WORLD KIDS ANNOUNCES BOARD APPOINTMENTS

CULVER CITY, CA. - October ____, 2004 - Small World Kids, Inc. (OTCBB: SWKD) today announced the appointments of Gary Adelson, Cary Fitchey, Alex Gerstenzang, John Matise, Lane Nemeth, Shelly Singhal and David Swartz to its board of directors.
 “Our board appointments represent an important component of the company’s evolution and its commitment moving forward to sound corporate governance. We look forward to benefiting from the collective experience and expertise of this distinguished group of directors,” said Debra Fine, chairman, president and chief executive officer.
Gary Adelson is a managing director of Houlihan Lokey Howard & Zukin and co-head of the firm’s Media & Entertainment Investment Banking Group. Prior to joining the firm, he was a principal and co-founder of Media Connect Partners, a provider of financial and operating advisory services to media, entertainment, sports and communications companies. His career experience includes producing several hundred hours of television programming and more than 20 feature films, including his first feature film production for Universal Studios, The Last Starfighter -- a groundbreaking production that utilized a Cray supercomputer to create photo-realistic computer graphics. In 1996, Adelson co-founded EastWest Venture Group. EastWest is a private venture capital company managing a fund of over $250 million.
He earned a Bachelor of Arts degree in Economics from the University of California, Los Angeles and has served as the chairman of UCLA’s Venture Fund. Adelson serves on the board of the Pediatric Aids Foundation and was executive director of Israel’s 50th anniversary jubilee.
Cary Fitchey is a senior managing director of St. Cloud Capital Partners. He formerly served as a managing partner of FG II Ventures, a private venture capital company where he was responsible for all West Coast operations. Previously, he was a partner with Dartford Partners, LP, whose portfolio of internationally recognized consumer products companies included Duncan Hines, Log Cabin and Mrs. Paul's. Earlier, Fitchey was the managing director of Triad Partners, Ltd., an advisory and investment management company focused on telecommunications, broadcasting/cable and consumer goods. His career experience includes serving as an executive for PepsiCo and a partner with A.T. Kearney and Strategic Planning Associates. He serves on several corporate boards, including Prolong International Corporation (AMEX: PRL); Sweet Candy, LLC; and Advanced H2O Inc. He also serves as the non-executive chairman of European Capital Ventures, plc. Fitchey earned a Master of Business Administration degree from the University of Michigan and a Bachelor of Science in Industrial Management degree from Purdue University.
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Tribecca Plaza • 12233 West Olympic Boulevard Suite 258 • Los Angeles, California 90064

TELEPHONE	310.442.9852
FACSIMILE	310.442.9855

Small World Kids, Inc.
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Alex Gerstenzang currently serves as a senior executive with a big box retailer, overseeing a diverse product sales mix of approximately $10 billion. Prior to joining the retailer over 28 years ago, he managed the East Coast region for Paris Boutique Corporation and subsequently founded a consulting business serving clients as diverse as prisons to the City of Portland and Georgia Pacific Corporation.
He attended Dalton School, Columbia University, Pace University and New York University. He earned a Bachelor of Specialized Studies degree in finance and a Master of Business Administration. Gerstenzang serves on community boards and two other corporate boards.
John Matise is a private equity investor. He most recently served as vice president of E* Capital Corporation, a middle market private equity firm, focusing on a variety of financial transactions particularly within the manufacturing and services sectors in the domestic and European markets. Prior to his tenure with E*Capital, Matise served as an executive with Accenture and Deloitte Consulting advising clients on improving manufacturing operations, the integration of acquisitions, launching new business lines and business growth planning and analysis.
Matise currently serves as co-chairman of the UCLA Venture Capital and Private Equity Alumni Group and as a director of UCLA Anderson School alumni board. In addition, he is currently on the board of Cargo Technology, Inc., serving as chairman of the compensation committee. He received a Master of Business Administration degree from the UCLA Anderson School and a Bachelor of Arts degree with high honors from the University of California, Davis.
Lane Nemeth is founder of Discovery Toys, an educational toy company based in Livermore, California, that was acquired by Avon (NYSE:AVP) in 1997. She currently serves as founder and chief executive officer of Pet Lane, a direct sales enterprise. Lane has received numerous entrepreneurial awards and recognition of her accomplishments from such organizations as the Small Business Association, Inc. Magazine, Working Women, NBCs Today Show and Nations Business.
She is a regularly featured speaker at national child development, business leadership seminars, including the Stanford Leadership Academy and the National Association of Women Business Owners. Lane is a member of the Womens Executive Leadership Council, an organization that provides counsel to the United Nations World Food Program. Her recent book, Discovering Another Way, Raising Brighter Children, While Having a Meaningful Career, has received national recognition. She earned a Bachelor of Arts degree from the University of Pittsburgh and a Master of Arts degree in education from Seton Hall University.
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Small World Kids, Inc.
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Shelly Singhal currently serves as managing director and executive vice president of SBI USA, a position he has held since 2001. Prior to SBI USA, Singhal was managing director of corporate finance at Roth Capital Partners, joining the firm in 1995. He was responsible for several areas within Roth, including its E-Commerce Group from 1995 to 2000 and serving as manager of Roth Capital Partners Bridge Fund. He has a broad base of experience in corporate finance and commercial lending, including public and private offerings of securities, mergers and acquisitions, debtor in possession financing and restructuring. He was formerly associated with firms with a focus on high yield securities and transactions involving out of court and Chapter 11 restructurings. Prior to investment banking, Singhal served the commercial lending market with Foothill Capital, Inc. His career experience also includes Heller Financial and highly leveraged transactions. He earned a Bachelor of Science degree Seaver College at Pepperdine University.
David Swartz has more than thirty-five years of experience providing business advisory services to clients in several industries, including manufacturing, wholesale, retail, entertainment, real estate and professional services. Prior to joining Good Swartz Brown & Berns, he served as managing partner and on the national board of a 50-office, international accounting firm. For 10 years he was managing partner of the firm’s Southern California offices. Swartz’s experience also includes serving as chief financial officer of a publicly held shopping center development company. Swartz’s professional experience also includes acquisitions, merger transactions, business valuations, and ESOPs.
He has lectured extensively at several Southern California universities, and is a frequent speaker to trade and professional organizations. Swartz is past president of the Jewish Big Brothers of Los Angeles and serves on the boards of several other charitable foundations.
Swartz earned his Bachelor of Science degree in Accounting from California State University, Northridge and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He also served as treasurer of the Los Angeles chapter of the California Society of Certified Public Accountants. He recently commenced a four-year term as an appointee to the California Board of Accountancy, a division of the California Department of Consumer Affairs.
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Small World Kids, Inc.
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About the Company
Small World Kids develops, manufacturers, markets and distributes high quality specialty toys and educational products for children. Its sales categories include infant, pre-school, early learning, imaginative and active play, represented by award-winning brand names Ryan's Room, Gertie Ball, IQ Baby, and Puzzibilities,. The company also holds rights in the U.S. for specialty channel distribution for brands such as Tolo. Its products are sold in over 3,000 locations -- including educational channels, retail chains, internet sites, catalogues and specialty stores.

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